Exhibit 99.1
Paritz & Company, P.A.
NOVARAY, INC.
(A Development Stage Company)
UNAUDITED FINANCIAL STATEMENTS
WITH
ACCOUNTANTS’ REVIEW REPORT
NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006,
AND
THE PERIOD FROM INCEPTION (JUNE 7, 2005) TO SEPTEMBER 30, 2007

ACCOUNTANTS’ REVIEW REPORT
To The Board of Directors and Stockholders Of
NovaRay, Inc.
Palo Alto, California
We have reviewed the accompanying balance sheets of NovaRay, Inc. (a development stage company) as of September 30, 2007 and 2006 and the related statements of operations and cash flows for the nine months ended September 30, 2007 and 2006 and the period from inception (June 7, 2005) to September 30, 2007 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of NovaRay, Inc.
A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an examination in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.
As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The 2007 financial statements do not include any adjustments that might result from the outcome of this uncertainty
Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

/s/ Paritz & Company, P.A.
Hackensack, New Jersey
November 8, 2007

NOVARAY, INC.
(A Development Stage Company)
BALANCE SHEET
SEPTEMBER 30, 2007
(Unaudited)

Current assets:
Cash and cash equivalents	$80,105
Miscellaneous receivables	4,844
Prepaid expenses	367,550

Total current assets	452,499

Property and equipment, net	46,476

Total assets	$498,975

Current liabilities:
Accounts payable	$266,848
Accrued liabilities	327,086
Notes payable	1,728,921

Total current liabilities	2,322,855

Long term debt	1,448,791

Total liabilities	3,771,646

Commitments and contingencies

Stockholders’ deficit:
Series A convertible preferred stock, $0.0001 par value Authorized shares-1,000,000; Issued 855,527 (Liquidation preference — $1,539,948 at September 30, 2007)	86
Common stock, $0.0001 par value Authorized shares — 10,000,000; Issued and outstanding shares — 2,310,571	231
Additional paid-in capital	1,655,013
Accumulated deficit	(4,823,399)
Less: treasury stock, at cost, 413,000 shares outstanding at September 30, 2007	(4,130)
common stock subscriptions receivable	(100,472)

Total stockholders’ deficit	(3,272,671)

Total liabilities and stockholders’ deficit	$498,975

See accompanying accountants’ review report and notes to financial statements.

NOVARAY, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months	Nine Months	From Inception
	Ended	Ended	(June 7, 2005) to
	September 30, 2007	September 30, 2006	September 30, 2007

Operating expenses:
Research and development	$121,867	$19,987	$155,664
General and administrative	757,022	684,594	4,205,403

Total operating expenses	878,889	704,581	4,361,067

Operating loss	(878,889)	(704,581)	(4,361,067)

Miscellaneous income	—	80,000	80,000
Interest income	3,773	75	5,008
Interest expense	(193,728)	(190,718)	(547,340)

Net loss	$(1,068,844)	$(815,224)	$(4,823,399)

See accompanying accountants’ review report and notes to financial statements.

NOVARAY, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)

			From Inception
	Nine Months	Nine Months	(June 7, 2005)
	Ended	Ended	to
	September 30,	September 30,	September 30,
	2007	2006	2007

Operating activities:
Net loss	$(1,068,844)	$(815,224)	$(4,823,399)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	11,725	10,534	33,962
Interest expense capitalized as long term debt	83,877	77,448	240,517
Interest expense converted to preferred stock	—	—	60,864
Changes in operating assets and liabilities:
Miscellaneous receivables	5,926	(9,686)	(4,842)
Prepaid expenses	(220,797)	(25,263)	(367,550)
Accounts payable	188,615	105,243	266,848
Accrued liabilities	(51,506)	58,568	327,081

Net cash used in operating activities	(1,051,004)	(598,380)	(4,266,514)

Investing activities:
Property and equipment assigned by shareholders	(10,216)	—	(80,439)

Net cash used in investing activities	(10,216)	—	(80,439)

Financing activities:
Proceeds from issuance of short term debt	1,000,000	625,000	2,742,805
Long term debt assumed at inception in connection with the acquisition of intellectual property	—	—	1,283,473
Proceeds from sale of Series A convertible preferred stock	—	—	390,000
Issuance costs incurred in sale of Series A convertible preferred stock	—	(4,547)	(24,910)
Proceeds from sale of common stock	—	—	39,820
Purchase of treasury stock	—	—	(4,130)

Net cash provided by financing activities	1,000,000	620,453	4,427,058

Net (decrease) increase in cash and cash equivalents	(61,220)	22,073	80,105
Cash and cash equivalents — beginning of period	141,325	40,827	—

Cash and cash equivalents — end of period	$80,105	$62,900	$80,105

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$—	$—
Cash paid for taxes	$—	$—	$—
Supplemental Disclosure of Non-Cash Financing Activities
Interest expense capitalized as long term debt	$83,877	$77,448	$240,517

Convertible preferred stock issued in exchange for cancellation of accrued interest on debt	$—	$—	$60,864
See accompanying accountants’ review report and notes to financial statements.

NOVARAY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(Unaudited)
1.	Financial Statements

The balance sheet of NovaRay, Inc. (“the Company”) as of September 30, 2007, the statements of operations for the nine months ended September 30, 2007 and 2006 and for the period from the date of inception (June 7, 2005) to September 30, 2007, and the statements of cash flows for nine months ended September 30, 2007 and 2006 and for the period from the date of inception (June 7, 2005) to September 30, 2007 have been prepared by the Company without audit. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for all periods presented have been made.

2.	Summary of Significant Accounting Policies

Business description

NovaRay, Inc., (the “Company”) was incorporated in June 2005 under the laws of the State of Delaware. The Company’s business plan is to develop a commercially feasible cardiac catheterization imaging system to be sold directly to hospitals.

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Currently, the Company’s only estimate is that of depreciation expense.

Going Concern

The Company’s audited financial statements dated April 16, 2007 for the twelve months ended December 31, 2006, for the period from inception (June 7, 2005) to December 31, 2005, and from inception (June 7, 2005) to December 31, 2006 contain a “going concern” opinion from the Company’s auditors as a result of ongoing losses from operations and insufficient cash to meet operating requirements for the next twelve months.

These financial statements have been presented on a basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and assumes the Company will continue as a going concern. The Company has incurred losses since its inception, including a net loss of $1,068,844 for the nine months ended September 30, 2007, and the Company expects to incur substantial additional losses, including additional development costs and manufacturing expenses in the foreseeable future. The Company has incurred negative cash flows from operations since inception. As of September 30, 2007, the Company had an accumulated deficit of $4,823,399 and cash equivalents of $80,105. In these circumstances, management believes that the Company may not have adequate liquidity to meet its various cash needs for the year ended 2007 and beyond unless the Company is able to obtain additional cash from the issuance of debt or equity securities. The Company’s management intends to complete a reverse-merger with a wholly owned subsidiary of a public shell. Upon completion of this contemplated reverse merger, the Company’s management and directors will assume similar roles with the parent public company and NovaRay will become the public company’s wholly owned subsidiary. Management then contemplates selling equity securities of the public company, including the conversion of certain existing NovaRay debt to equity. There can be no assurance that the reverse merger will take place or that additional funds from the issuance of equity by the public shell will be available for the Company to finance its operations on acceptable terms.

NOVARAY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(Unaudited)
These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Research and Development

As of September 30, 2007, the Company has incurred $155,664 in research and development costs since inception. See Note 7 — Related Party Transactions — for a further description of these costs.

Cash and Cash Equivalents

The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company’s accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts. Cash equivalents consist primarily of money market funds

Prepaid expenses

This balance consists primarily of fees paid to advisors in preparation for the contemplated reverse merger into a public shell in conjunction with the raising of additional equity. Upon successful completion of this contemplated reverse merger and equity financing, this balance will be charged to additional paid in capital by the successor company. Should the proposed merger and equity financing not be consummated, this balance will be expensed in the period in which such negotiations are terminated.

See Note 9 — Subsequent Events — for further discussion of this contemplated reverse merger into a wholly owned subsidiary of a public shell and contemplated subsequent equity financing.

Accrued Liabilities

The Company has incurred interest expense on the obligations more fully described in Notes 3 and 4 below. This accrued interest will be converted into equity instruments at the time of the completion of the reverse merger and issuance of additional equity. There can be no assurance that either of these events will occur.

Fair Values of Financial Instruments

At September 30, 2007, fair values of cash and cash equivalents, accounts payable, and convertible promissory notes approximate their carrying amount due to the short period of time to maturity.

NOVARAY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(Unaudited)
Property and equipment

The Company records property and equipment at cost and calculates depreciation using the straight-line method over the estimated useful life of the assets, which is estimated to be three years. The Company’s property and equipment as of September 30, 2007 consisted of the following:

Computer hardware, software, and equipment	$80,439
Less: accumulated depreciation	(33,963)

Property and equipment, net	$46,476

The Company recorded depreciation expense of $11,725 and $10,534, for the nine months ended September 30, 2007 and 2006, respectively.

Simultaneous with the Company’s incorporation, one of the Company’s shareholders assigned to the Company computer hardware, software, equipment, and substantial intellectual property that will be utilized in the design of the Company’s principal product. In conjunction with the assignment, the Company assumed a series of promissory notes held by certain shareholders of the Company and other financial institutions. See Note 3 for a further description of the notes payable assumed by the Company.

Recent Accounting Pronouncements

Stock-based compensation

As of January 1, 2006, SFAS No. 123R, Share-Based Payment, became effective for all companies and addresses the accounting for share-based payment transactions. SFAS No. 123R eliminates the ability to account for share-based compensation transactions using APB No. 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. The Company has never implemented a stock option plan nor has it ever issued stock in lieu of compensation to anyone. As such, this pronouncement has no impact on these financial statements.

See Note 7 — Related Party Transactions — for a discussion of restricted stock purchase agreements between the Company and several of its directors and officers.

Fair value accounting

In September 2006, the FASB issued SFAS No. 157, Fair Value Measures, which defines fair value, establishes a framework for measuring fair value and expands disclosures about assets and liabilities measured at fair value. The statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Management does not anticipate this pronouncement impacting the Company’s financial statements.

NOVARAY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(Unaudited)
Business Combinations

In December 2007, the FASB issued SFAS No. 141(revised 2007), Business Combinations, which becomes effective for fiscal years beginning after December 15, 2008. This pronouncement requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. Management does not anticipate this pronouncement having a material impact on the Company’s financial statements.

Minority Interests

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, which becomes effective for fiscal years beginning after December 15, 2008. This pronouncement requires all entities to report noncontrolling (minority) interests in subsidiaries in the same way—as equity in the consolidated financial statements. Management does not anticipate this pronouncement having a material impact on the Company’s financial statements.

3	Notes payable

As mentioned in Note 1 above, the Company assumed a series of promissory notes issued to shareholders and financial institutions in the aggregate amount of $728,921 for the purpose of developing intellectual property that will be utilized in the Company’s planned product. These notes bear interest at rates ranging from 9% to 12% annually, are secured by the assigned assets, and are payable upon demand of the holders. The holders have not made formal demand for repayment.

In February and March, 2007, the Company issued $1,000,000 in mandatorily convertible notes payable in exchange for cash. Upon the completion of a financing event that raises at least $10,000,000 in equity, this debt will be converted into shares of the Company’s common stock at 80% of the price per share paid by the investors in this financing.

4	Long-Term Debt

In conjunction with the promissory notes described in Note 2 above, the Company entered into a series of promissory notes with a group of its shareholders in the aggregate amount of $1,208,273. Interest on these notes compounds monthly at a rate of 0.67% or approximately 8.4% annually, mature five years from the date of issuance, and are secured by all of the Company’s tangible and intangible assets. Accrued interest is payable on the maturity date. The holders of $755,169 of these promissory notes have the option to purchase 413,000 shares of the Company’s common stock at $0.01 per share if these notes have not been converted or fully repaid by December 1, 2007.

NOVARAY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(Unaudited)
5	Income Taxes

The Company recognizes deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company has not incurred any income tax liabilities from the date of inception (June 7, 2005) through September 30, 2007.

6	Stockholders’ Deficit

Preferred stock

At September 30, 2007 convertible preferred stock consisted of the following:

			Liquidation
	Authorized	Issued	Preference

Series A	1,000,000	855,527	$1,539,948
Dividends

The dividend rate is 8%, is noncumulative, and is only payable if declared by the board of directors. As of September 30, 2007, no dividends have been declared or paid.

Liquidation preferences

Upon the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the Series A convertible preferred stock shareholders would be entitled to a return of their investment plus any declared but unpaid dividends. In the event that there are insufficient assets to pay the preferred shareholders in full, assets legally available for distribution will be paid to these preferred shareholders on a pro rata basis.

Redemption

Neither the Company nor the shareholders have the unilateral right to call or redeem any shares of Series A convertible preferred stock.

NOVARAY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(Unaudited)
Conversion Rights

Shares of Series A convertible preferred stock are convertible into shares of the Company’s common stock on a one-for-one basis at any time the shareholder so chooses to convert at the conversion price (currently $1.80 per share) in effect at the time of such election.

Shares of Series A convertible preferred stock are automatically converted into shares of the Company’s common stock on a one-for-one basis upon the occurrence of one of the following events:
The Company’s sale of its common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Act”), at a selling price not less than $2.50 per share (as adjusted for any stock splits, stock dividends, recapitalizations, or the like) and $15,000,000 in the aggregate, or
The date specified by written consent or agreement of the shareholders of at least a majority of the then outstanding shares of Series A convertible preferred stock voting together as a single class.
In either event, the conversion price is the price then in effect at the time of conversion (currently $1.80 per share).

Voting Rights

Shareholders of Series A convertible preferred stock are entitled to one vote for every share of common stock into which their shares could be converted.

Protective Provisions

Shareholders of Series A convertible preferred stock may not have these rights and privileges diluted by any future shares of preferred stock that the Company may issue without the approval of a majority of the shareholders of Series A convertible preferred stock.

Common Stock

In October, 2006, the Company entered into a series of subscription agreements with a group of investors to purchase 413,000 shares of the Company’s common stock at prices ranging from $0.15 to $0.18 per share in exchange for issuing full recourse promissory notes to the Company. Under the terms of these full recourse promissory notes, interest accrues at 5% annually and is payable to the Company on each anniversary date of the notes. Repayment of principal plus accrued interest was made in December 2007.

Treasury Stock

In October, 2006, the Company purchased 413,000 shares of its common stock from one of its investors at the original issue price of $0.01 per share

NOVARAY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(Unaudited)
7.	Related Party Transactions

In July, 2005, the Company entered into a consulting services agreement with a management and development and testing company for the purpose of assisting the Company in raising capital and the outsourcing of product development work, final assembly, and testing the cardiac imaging system. Terms of the agreement provide for the payment of $35,000 per month for performance of these services. This company shares office space with the Company, and reimburses the Company for its pro rata share of rent and other office expenses. Additionally, warrants to purchase 444,000 shares of the Company’s common stock will be issued at a future date to this company with an exercise price ranging from $0.18 to $8.00, depending upon the amount of time required to complete the project. This company is owned in its entirety by individuals who are directors or stockholders in the Company. The Company paid fees of $315,893 and $321,228 for the nine months ended September 30, 2007 and 2006, respectively to this entity. See Note 9 — Subsequent Events — for a further discussion of the extension of this agreement and terms of the warrant.

In August, 2006, the Company entered into a consulting agreement with one of its directors to assist it in developing a marketing strategy for the Company’s future product as well as in capital formation activities. Terms of the agreement provide for the payment of $6,000 per month or $1,500 per day when services are performed for the Company, whichever is greater. Fees paid during the nine months ended September 30, 2007 and 2006 amounted to $54,000 and $36,000, respectively. In October 2006 this director was elected president of the Company. As further described in Note 5, the president and the Company entered into a restricted stock purchase agreement for the purchase of 214,000 shares of the Company’s common stock at a price of $0.18 per share. 25% of these shares vested on November 1, 2007. The remaining 75% of these shares vest ratably over the ensuing 36 month period.

In October, 2006, several stockholders and directors of the Company formed a limited liability company (“LLC”) in which they have a 90% ownership interest with the Company owning the remaining 10%. The Company entered into a licensing agreement that granted to the LLC certain exclusive and non-exclusive licenses to the Company’s portfolio of patents and patent applications excluding the Company’s intended market. The LLC is in negotiations with a major medical imaging vendor to sublicense the Company’s technology for use in volume CT systems. Due to the immaterial amount of the Company’s investment in the LLC, the Company’s 10% ownership interest is not reflected in the accompanying financial statements.

See Note 6 for a description of the stock subscription agreements entered into between the Company and certain officers and shareholders.

See Notes 3 and 4 for a description of loans provided to the Company by certain officers, directors, and shareholders of the Company.

As more fully described in Note 8, the security deposit for Company’s office lease is guaranteed by the Company’s chairperson.

NOVARAY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(Unaudited)
8	Commitments and Contingencies

The Company is committed under an operating lease for office space which expires in January 2008 at a current monthly rental of $15,629 plus certain operating costs. Rental expense approximated $218,000 and $233,000 for the nine months ended September 30, 2007 and 2006, respectively. In addition, the Company incurred rental expense of approximately $21,000 and $27,000 for the nine months ended September 30, 2007 and 2006, respectively to lease several warehouse facilities on a month-to-month basis.

See Note 9 — Subsequent events — for further discussion of the Company’s contingent liabilities.

9	Subsequent Events

Debt financing

In December 2007, the Company entered into an agreement with all of holders of its notes payable to convert these notes into shares of the successor company’s common stock upon closing of the proposed financing. Holders of the $1,000,000 mandatorily convertible notes will convert at a price equal 80% of the price paid by the investors for the successor company’s common stock in the proposed financing. All other holders of the Company’s notes will convert at the price paid by the investors.

In November 2007, the Company entered into a $30,000 promissory note payable to its chairwoman. The note accrues interest at 6% annually, is payable at maturity, and is due in one year.

Equity financing

In December 2007, the Company amended its agreement with one of its investors to extend the deadline for the investor to exercise its right to purchase 413,000 shares of the Company’s common stock from December 1, 2007 until January 15, 2008.

Consulting agreements

In December 2007, the Company amended a consulting agreement entered into in October 2007 with a firm that specializes in assisting privately owned companies become publicly traded companies through a reverse merger into a reporting and trading public company “shell.” In addition to this service, the consulting firm will also assist the Company’s management in identifying potential investors in a contemplated post-merger equity financing and other related services. Fees for these services are dependent upon whether the consulting firm’s efforts on behalf of the Company are successful. If the Company does complete a reverse merger and subsequent financing, then the consultant will be paid a fee of $200,000 plus 438,697 shares of the Company’s common stock plus a warrant to purchase 200,000 shares of the Company’s common stock at a price of $12.75 per share exercisable all or in part over a period of five years. If the Company completes only a financing transaction, then the consulting firm will be paid a fee in cash of 10% of the aggregate purchase price paid by the purchasers of the Company’s securities in such a transaction plus receive a warrant to purchase 10% of the number of shares of stock issued to the purchasers of the Company’s securities. These warrants will have an exercise price equivalent to the price per share paid by the purchasers of the Company’s equity securities and will be exercisable all or in part over a period of five years. These stated percentages will be applied only to the purchases of the Company’s securities by investors introduced to the Company’s management by the consulting firm.

NOVARAY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(Unaudited)
In November 2007, the Company entered into an agreement with an investment bank in which the bankers have agreed to use their best efforts to assist the Company in raising equity financing of at least $12 million. Should the investment bank be successful in its efforts, the post-merger successor company to the Company would pay a fee in cash of 7% of the aggregate purchase price paid by the purchasers of the Company’s securities introduced to the Company by this investment bank. Additionally, the investment bank would be granted a warrant to purchase shares of the successor company’s common stock equal to the aggregate dollar amount invested by the investment bank’s investors divided by the exercise price for the warrants issued to all investors in this particular round of equity financing.

In December 2007, the Company entered into an agreement with another investment bank in which the bankers have agreed to use their best efforts to assist the Company in raising equity financing of at not less than $10 million. Should the investment bank be successful in its efforts, the post-merger successor company to the Company would pay a fee in cash of 7% of the aggregate purchase price paid by the purchasers of the Company’s securities introduced to the Company by this investment bank. Additionally, the investment bank would be granted a warrant to purchase shares of the successor company’s common stock equal to the aggregate dollar amount invested by the investment bank’s investors divided by the exercise price for the warrants issued to all investors in this particular round of equity financing.

In December 2007, the Company entered into a new agreement with the management and development and testing company that has been assisting the Company in raising capital and in product development work, final assembly, and testing of the cardiac imaging system. The agreement remains in effect until terminated by one party with 90 days’ notice to the other party. Terms of the agreement call for this company to update the Company’s existing fluoroscopy instrument for commercial use in two phases. The Company is required to pay a $500,000 deposit against future work at the outset of the project, then bi-weekly fees thereafter for time and materials incurred and approved by the Company prior to payment. In addition to these fees, the testing company, as mentioned in Note 6 — Related Parties — has been granted a warrant for the purchase of 444,000 shares of the Company’s common stock. The warrant may only be exercised if the testing company achieves the objectives outlined in the agreement, and will expire on February 28, 2010 if these objectives are not met. See Note 6 — Related Parties — for a description of the exercise price of these warrants.

Employment agreements

In December 2007, the Company entered into three employment agreements with executives who will serve as the Company’s chief executive officer and president, chief operating and financial officer, and chief technical officer after the proposed merger and financing are consummated. These executives will receive annual compensation of $325,000, $310,000, and $285,000, respectively, as well as being entitled to usual and customary benefits as approved by the Company’s board of directors. The board may terminate the employment of any executive with or without cause, but if terminated without cause, the terminated executive would be entitled to certain termination benefits. In the event of a change in control, as defined, in the Company’s ownership that results in termination of employment, each executive affected would be entitled to accelerated vesting of any stock options or grants as well as lump sum severance pay.